Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2)

_________________

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation	(I.R.S. Employer
if not a U.S. national bank)	Identification No.)

One Wall Street, New York, New York	10286
(Address of principal executive offices)	(Zip code)

_________________

POLYPORE, INC.

(Exact name of obligor as specified in its charter)

Delaware	57-1006871
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

13800 South Lakes Drive
Charlotte, North Carolina	28273
(Address of principal executive offices)	(Zip code)

_________________

(Title of the indenture securities)

8¾% Senior Subordinated Notes due 2012

(U.S. Dollar-denominated 8¾% Senior Subordinated Notes due 2012

and

Euro-denominated 8¾% Senior Subordinated Notes due 2012)

Item 1.   General Information.*

Furnish the following information as to the Trustee:

(a)          Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the	2 Rector Street, New York, N.Y. 10006
State of New York	and Albany, N.Y. 12203
Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045
Federal Deposit Insurance Corporation	550 17th Street, N.W., Washington, D.C. 20429
New York Clearing House Association	New York, N.Y. 10005

(b)         Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.    Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None. (See Note on page 3.)

Item 16.   List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	—

A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.  (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	—	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	—	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)
7.	—	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

* Pursuant to General Instruction B, the Trustee has responded only to Items 1, 2 and 16 of this form since to the best of the knowledge of the Trustee the obligor is not in default under any indenture under which the Trustee is a trustee.

2

NOTE

Inasmuch as this Form T-1 is being filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 23rd day of September, 2004.

THE BANK OF NEW YORK

By:	/s/ Miriam Y. Molina
Name:	Miriam Y. Molina
Title:	Assistant Vice President

3

EXHIBIT 7
(Page 1 of 3)

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar Amounts In Thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$2,589,012
Interest-bearing balances	8,872,373
Securities:
Held-to-maturity securities	1,382,393
Available-for-sale securities	21,582,893
Federal funds sold in domestic offices	792,900
Securities purchased under agreements to resell	932,155
Loans and lease financing receivables:
Loans and leases held for sale	555,415
Loans and leases, net of unearned income	36,884,850
LESS: Allowance for loan and lease losses	628,457
Loans and leases, net of unearned income and allowance	36,256,393
Trading Assets	3,654,160
Premises and fixed assets (including capitalized leases)	929,969
Other real estate owned	319
Investments in unconsolidated subsidiaries and associated companies	247,156
Customers’ liability to this bank on acceptances outstanding	215,581
Intangible assets
Goodwill	2,687,623
Other intangible assets	752,283
Other assets	7,905,137
Total assets	$89,355,762

EXHIBIT 7
(Page 2 of 3)

LIABILITIES
Deposits:
In domestic offices	$33,940,195
Noninterest-bearing	13,973,047
Interest-bearing	19,967,148
In foreign offices, Edge and Agreement subsidiaries, and IBFs	22,717,175
Noninterest-bearing	447,242
Interest-bearing	22,269,933
Federal funds purchased in domesticoffices	442,904
Securities sold under agreements to repurchase	671,802
Trading liabilities	2,452,604
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	10,779,148
Bank’s liability on acceptances executed and outstanding	217,705
Subordinated notes and debentures	2,309,000
Other liabilities	7,230,967
Total liabilities	$80,842,500
Minority interest in consolidated subsidiaries	141,523

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	2,080,657
Retained earnings	5,021,014
Accumulated other comprehensive income	134,784
Other equity capital components	0
Total equity capital	8,371,739
Total liabilities minority interest and equity capital	89,355,762

EXHIBIT 7
(Page 3 of 3)

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,

Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities.  We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	: : :	Directors